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Exhibit 23.2

Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 25, 2002 included in Zomax Incorporated's Annual Report on Form 10-K for the year ended December 28, 2001 and to all references to our Firm in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
May 13, 2002

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  Exhibit 23.2
Consent of Independent Public Accountants